UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2008 (January 15, 2008)

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212

(Address of principal executive offices)  (Zip code)

(414) 964-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                    Results of Operations and Financial Condition.

On January 15, 2008, Koss Corporation (the “Registrant”) issued a press release (the “Press Release”) announcing its financial results for the quarter ended December 31, 2007 (the “Second Quarter”).  Compared with the same period one year ago, sales for the Second Quarter declined by 1%, net income dropped by 3%, and diluted earnings per share went unchanged at $0.34.

The description of the Registrant’s Second Quarter financial results contained in this Item 2.02 is qualified in its entirety by reference to the full text of the Press Release, dated as of January 15, 2008, in substantially the form attached hereto as Exhibit 99.1.

Item 9.01             Financial Statements and Exhibits.

(a)          Not applicable.

(b)          Not applicable.

(c)          Not applicable.

(d)          Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 15, 2008, announcing financial results for the quarter ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 22, 2008	KOSS CORPORATION

	By:	/s/ Michael Koss
Michael J. Koss
Chief Executive Officer, President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated January 15, 2008, announcing financial results for the quarter ended December 31, 2007.